                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Crane Co. dated May 18, 1994, of our report dated February 11, 1994, on our audit of the consolidated financial statements of Marks Controls Corporation and Subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, appearing in the annual report on Form 10-K filed with the Securities and Exchange Commission.


/s/  Arthur Andersen & Co.
     ARTHUR ANDERSEN & CO.

     Chicago, Illinois
     May 18, 1994